Exhibit 10.7

AMENDMENT TO SECURED PROMISSORY NOTE

This AMENDMENT (this “Amendment”) to the Secured Promissory Note dated October 14, 2025 (the “Note”) is dated effective as of December 4, 2025 (the “Amendment Effective Date”), by and between House of Doge Inc., a Texas corporation (the “Company”), and Brag House Holdings, Inc. as holder of the Note issued by the Company in favor of the holder (the “Holder” and, together with the Company, the “Parties”).

WHEREAS, the Company and the Holder desire to amend the Note to, among other things, acknowledge the debt incurred by the Company and the Holder, jointly and severally, under that certain Convertible Promissory Note, dated of even date herewith, among the Company and Holder, as issuers, and YA II PN, Ltd., as holder, and to acknowledge the security interest and liens of YA II PN, Ltd. granted in connection therewith and the other Transaction Documents (as defined therein).

WHEREAS, it is a condition to YA II PN, Ltd.’s agreement to make advances under such Convertible Promissory Note that the Company and the Holder enter into this Amendment to recognize the debt incurred under such Convertible Promissory Note and the liens granted in connection therewith as permitted under the Note and to acknowledge that the security interest granted to and the liens of YA II PN, Ltd. in the “Collateral” (as defined in such Convertible Promissory Note) are senior to the security interest granted to and the liens of the Holder in such “Collateral”.

WHEREAS, pursuant to Section 12.11 of the Note, the Company and the Holder desire to amend the terms of the Note as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Note, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Note, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Amendments to the Note.

(a)	Section 1.1 (Definitions; Interpretation) of the Note is hereby amended to include the following additional definition in the correct alphabetical order:

“Subordination Agreement” has the meaning set forth on the face page of this Note.

“Yorkville Note” mean that certain Convertible Promissory Note, dated December 4, 2025 issued by the Company and the Holder, jointly and severally, to YA II PN LTD. (“Yorkville”), in connection with the transactions contemplated thereby, in an aggregate principal amount of up to $11,000,000, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Yorkville Transaction Documents” means the “Transaction Documents” as defined in the Yorkville Note, each as amended, restated, supplemented, or otherwise modified from time to time.

(b)	The definition of "Loan" contained in Section 1.1 (Definitions; Interpretation) of the Note is hereby deleted in its entirety and replaced as follows:

“Loan” means the principal amount of up to Ten Million Dollars ($10,000,000) being the aggregate of all Advances made to the Borrower under the terms of this Note, including, without limitation, all amounts set forth on Exhibit “D” hereof, with the express understanding that, subject to the terms of the Subordination Agreement, such amount may be increased by mutual agreement in accordance with the terms hereof.”

(c)	The definition of "Permitted Debt" contained in Section 1.1 (Definitions; Interpretation) of the Note is hereby deleted in its entirety and replaced as follows:

“Permitted Debt” means Debt (a) existing or arising under this Note and any refinancing thereof; (b) reserved; (c) which may be deemed to exist with respect to swap contracts; (d) owed in respect of any netting services, overdrafts, and related liabilities arising from treasury, depository, and cash management services in connection with any automated clearinghouse transfers of funds; (e) unsecured insurance premiums owing in the Ordinary Course of Business; (f) incurred by the Borrower pursuant to the Yorkville Note and any refinancing thereof; and (g) any other Debt incurred by the Borrower provided that such Debt shall be subordinate to and second in priority to this Note and the Obligations hereunder.”

(d)	The definition of "Permitted Liens" contained in Section 1.1 (Definitions; Interpretation) of the Note is hereby deleted in its entirety and replaced as follows:

“Permitted Liens” means (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP; (b) [reserved]; (c) Liens created pursuant to the Security Agreement; (d) Liens in favor of Yorkville pursuant to the terms and conditions of, and securing the obligations of the Company and Holder under, the Yorkville Note and the Yorkville Transaction Documents (the “Yorkville Liens”); and (e) non-consensual Liens arising by operation of law, arising in the Ordinary Course of Business, and for amounts which are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings.”

(e)	The reference to “$8,000,000.00” set forth on the face page of the Note is hereby deleted in its entirety and replaced with “$10,000,000.”

The first paragraph of the Note is hereby deleted in its entirety and replaced as follows:

“FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, House of Doge Inc., a corporation incorporated under the laws of the state of Texas (the "Borrower"), hereby unconditionally promises to pay to the order of Brag House Holdings, Inc., or its assigns (the "Noteholder," and together with the Borrower, the "Parties"), the principal amount of up to $10,000,000 to be disbursed in amounts to be mutually agreed to by the Parties in accordance with Section 2.2 hereof, with the express understanding that any increase in such principal amount shall be subject to mutual agreement of the Parties in accordance with the terms hereof, together with all accrued interest thereon as provided in this Secured Promissory Note (this “Note”). All references to “$” or “Dollars” in this Note shall mean U.S. Dollars, lawful money of the United States of America.”

(f)	Section 2.2 of the Note is hereby deleted in its entirety and replaced as follows:

“2.2 Advances. Provided that no Event of Default has occurred and is continuing, solely upon, and following, the mutual agreement of the Parties, the Borrower may request one or more advances of Loan proceeds (each, an “Advance,” and collectively, the “Advances”) during the Interim Period by delivering to the Noteholder a written notice (a “Borrowing Notice”), in the form attached hereto as Exhibit “A”, at least one (1) Business Day prior to the requested disbursement date, specifying that (a) no Default or Event of Default has occurred and is continuing, (b) the requested principal amount of such Advance, and (c) the requested disbursement date. Each Borrowing Notice shall be deemed to restate and reaffirm the Borrower’s representations and warranties set forth in Section 7 as of both the date of such Borrowing Notice and the requested disbursement date. Upon timely receipt of a conforming Borrowing Notice and satisfaction (or written waiver by the Noteholder) of the applicable conditions precedent (including those set forth in Section 2.4), the Noteholder shall fund the requested Advance on the specified disbursement date in immediately available funds. For the avoidance of doubt, the aggregate principal amount of all Advances under this Section 2.2 shall not exceed the then-available, undrawn portion of the Loan.”

(g)	The Note is hereby amended to include a new Exhibit D, which is attached to this Amendment as Exhibit “A” and is incorporated into the Note by reference. All amounts set forth on Exhibit D shall constitute additional amounts due and owing under the Note and shall be included in the principal amount as amended hereby.

(h)	Section 4 of the Note is hereby deleted in its entirety and replaced as follows:

“The Borrower’s performance of its obligations hereunder is secured by a security interest in the collateral specified in the Security Agreement, which security interest is subject to the terms of the Subordination Agreement, and is further subject to Permitted Liens. The Noteholder hereby acknowledges, affirms and covenants that Yorkville Lien is senior in priority to all Liens granted in favor of the Noteholder, and all Liens of the Noteholder are junior in priority to the Yorkville Liens, in each case, regardless of the order, time or manner in which any Liens attach to or are perfected. Yorkville is a third-party beneficiary of this Section 4. Any reference in any Transaction document to the priority of the Noteholder’s Liens shall be read subject to this Section 4.”

(i)	The Parties hereby agree that a legend shall be inserted on the face of the Note, the Security Agreement and each other Transaction Document, and shall read as follows:

“This instrument and the rights and obligations evidenced hereby and any security interests or other liens securing such obligations are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”) dated as of December 4, 2025, by and among YA PN II, Ltd. and Brag House Holdings, Inc. (as acknowledged by House of Doge Inc., and its subsidiaries, among others); and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

5. Borrowings. For the avoidance of doubt, any proceeds funded under the Yorkville Note to the Company and Holder, jointly and severally, shall not constitute an Advance (as defined in the Note) from the Holder to the Company under the Note.

6. Not a Novation. This Amendment is a modification of the Note only and not a novation.

7. Effect on Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Note shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

8. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

9. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

HOUSE OF DOGE INC.

By:
Name:
Title:	Chief Executive Officer

BRAG HOUSE HOLDINGS, INC.

By:
Name:
Title:	Authorized Signatory

EXHIBIT “A”

(see attached)

EXHIBIT D

$779,000